PROXY

ROSS STORES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints Michael Balmuth and John G. Call, and either of them, as attorneys of the undersigned with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Ross Stores, Inc., to be held on May 20, 2004 at 11:00 a.m. PDT, at the Company’s corporate office located at 8333 Central Avenue, Newark, California 94560-3440, and at any continuation or adjournment thereof, with all powers which the undersigned might have if personally present at the meeting.

          WHERE NO CONTRARY CHOICE IS INDICATED BY THE STOCKHOLDER, THIS PROXY, WHEN RETURNED, WILL BE VOTED FOR ALL NOMINEES AND EACH OF THE PROPOSALS AND WITH DISCRETIONARY AUTHORITY UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND
RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

YOUR VOTE IS IMPORTANT TO THE COMPANY

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING NOMINEES AND PROPOSALS:

Please mark
your votes as ☒
indicated in
this example

FOR	WITHHOLD
all nominees listed	AUTHORITY
(except as marked	to vote for all
to the contrary)	nominees listed
☐	☐

Proposal 1.   To elect three Class III
Directors for a three-year term as
proposed in the accompanying Proxy Statement.

Michael J. Bush                    Norman A. Ferber                    James C. Peters

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.

Proposal 2. To approve the Ross Stores, Inc. 2004 Equity Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 3. To approve an amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock from 300,000,000 to 600,000,000.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 4. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent certified public accountants for the fiscal year ending January 29, 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐

And to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The undersigned hereby acknowledges receipt of: (a) Notice of Annual Meeting of Stockholders dated April 15, 2004; (b) the accompanying Proxy Statement; and (c) the Annual Report to Stockholders for the fiscal year ended January 31, 2004 and hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this Proxy and by filing this Proxy with the Secretary of the Corporation, gives notice of such revocation.

Signature(s)________________________________________  Dated______________, 2004

Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock are held of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the Proxy. If shares of stock are held of record by a corporation, the Proxy should be signed by the President or Vice President or the Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their full titles.

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